Exhibit 10.2


                                SERVICE AGREEMENT


       THIS AGREEMENT, made as of the 3rd day of February 1998, by and between United Savings Bank ("Bank"), a Montana Corporation, and Central Financial Services, Inc. ("CFS"), a Florida corporation.

                                   WITNESSETH:

       WHEREAS, CFS desires to sell and Bank desires to purchase certain services more particularly described herein to be utilized by Bank in the management and operation of its business as a savings bank, commercial bank or other type of financial institution.

       NOW, THEREFORE, in consideration of the foregoing premises, and further in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

       1. Services. Bank, on its own behalf agrees to purchase and CFS agrees to sell the following bank advisory and consulting services:

              A. Advise bank management on income tax planning and provide assistance in the preparation of federal and state income tax returns.

              B. Coordinate directors' examinations and/or audits under the direction of Banks and Banks' Board of Directors.

              C. Conduct periodic audits of the Banks' loan portfolios in order to advise bank management in its process of determining adequacy of Reserve for Loan Losses, compliance with existing regulations and adequacy of loan file documentation.

              D. Under the direction of bank management, provide a review and analysis of specific new loans or problem loans and make recommendations as to how bank management should proceed.

              E. Under the direction of bank management, provide periodic reviews of internal controls and operations and prepare related reports on findings to bank management.

              F. Advice with respect to the development of Banks' operating policies and marketing and advertising advice.

              G. Regulatory relations and planning advice, which includes updates of regulatory changes, advice in dealings with regulatory agencies and advice with respect to evaluations of potential expansion or change in bank facilities and services.

              H. Loan policy advice, which includes advising bank officials in the development of proposed loan policies and proposed amendments thereto, providing information and advice on consumer compliance provisions, and advice with respect to coordinating participation loan agreements with bank officials.

              I. Advise and consult with bank management on asset and liability management, including rate sensitivity, net interest margin, liquidity and capital adequacy. Including investment portfolio management, which will be calculated separately for billing purposes.

              J. Personnel consulting, which includes advice on fringe benefit programs, salary recommendations, and executive recruiting under the direction of bank management.

              K. Payroll and 401K processing under the direction of management.

              L. Accounting and reporting advice, which includes development of proposed budgets and financial statement formats and review and analysis of monthly statements, budgets and expense classification.

              M. Insurance advisory services, which includes coordination and central purchasing of all bank-related insurance needs under the direction of bank management.

              N. Such other advisory or consulting services as the Bank may request.

              2. Basic Fees: Payment. Bank hereby agrees to pay CFS for the above services as follows:

              A. Professional employee services will be billed on a direct hourly rate. The direct hourly rate is based upon a comparable market rate for similar services; and

              B. Any directly incurred "out-of-pocket" expenses incurred by CFS for providing such services.

              C. Management of the investment portfolio will be billed as a component of the fee expressed as a number of basis points (BP), on a sliding scale, as it relates to the size of the investment portfolio. The first 10 million will be charged at 15 BP, the second 10 million will be charged as 12 BP, the next 20 million will be charged at 9 BP, everything over will be at 7 BP.

       3. Cancellation. The service agreement will be in effect for one year. Thereafter, it may be canceled by either CFS or Bank (I) as of the end of any fiscal year hereof upon sixty (60) days prior written notice to the other party or (ii) upon written notice thereof if no agreement as to the basic annual fee is reached as required by Section 2 hereof. Until so canceled, the service agreement will remain in full force and effect.

       IN WITNESS WHEREOF, CFS and Bank have executed and delivered this Service Agreement as of the day and year first above written.

                                            CENTRAL FINANCIAL SERVICES, INC.



                                            By:  /s/ Kurt R. Weise
                                                 ------------------------
                                            Its: President

                                            UNITED SAVINGS BANK



                                            By:  /s/ Kevin P. Clark
                                                 ------------------------
                                            Its: President

WITNESS:

  Bruce K. Weldele
---------------------